UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2006

ST. BERNARD SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50813	20-0996152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15015 Avenue of Science

San Diego, CA 92128

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 676-2277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2006, the Board of Directors (the “Board”) of St. Bernard Software, Inc., a Delaware corporation (“St. Bernard”), approved the Company’s 2006 Employee Stock Purchase Plan (the “2006 Purchase Plan”), which is subject to St. Bernard stockholder approval. An aggregate of four hundred thousand (400,000) shares of St. Bernard common stock is eligible to be sold under the 2006 Purchase Plan, which amount is subject to annual increases beginning in 2008 and ending in (and including) 2017 as set forth in the 2006 Purchase Plan. The Board approved the 2006 Purchase Plan to provide a means by which St. Bernard’s employees will be able to purchase St. Bernard common stock, to secure and retain the services of current and new employees and to provide incentives for such persons to exert maximum efforts for the success of St. Bernard and its subsidiaries.

The 2006 Purchase Plan is implemented by offerings of rights to all eligible St. Bernard employees from time to time by the Board. Generally, all regular employees of St. Bernard, including executive officers, who work more than 20 hours per week and/or more than five months per calendar year may participate in the 2006 Purchase Plan and may authorize payroll deductions of up to 15% of their earnings for the purchase of St. Bernard common stock under the 2006 Purchase Plan.

The 2006 Purchase Plan will be administered by the Board or an authorized committee of the Board. The maximum length for an offering under the 2006 Purchase Plan is 27 months. Unless otherwise determined by the Board, St. Bernard common stock is purchased for accounts of St. Bernard employees participating in the 2006 Purchase Plan at a price per share equal to the lower of (i) 85% of the fair market value of a share of St. Bernard common stock on the date of commencement of participation in the offering or (ii) 85% of the fair market value of a share of St. Bernard common stock on the date of purchase. Subject to the terms of the 2006 Purchase Plan, the Board determines when and how rights to purchase St. Bernard common stock shall be granted to employees and will also determine the particular provisions of each individual offering. The foregoing description of the 2006 Purchase Plan is qualified in its entirety by reference to the full text of the 2006 Purchase Plan and the Form of Offering Document thereunder, which are attached hereto as Exhibit 10.1 and are incorporated herein by reference.

Also on December 18, 2006, the Board approved the Company’s 2006 Recruitment Equity Incentive Plan (the “2006 Recruitment Plan”). An aggregate of five hundred thousand (500,000) shares of St. Bernard common stock is eligible to be issued under the 2006 Recruitment Plan. The Board approved the 2006 Recruitment Plan to provide a means by which St. Bernard will be able to retain the services of persons not previously employed by St. Bernard, as an inducement to individuals to become employed by St. Bernard and to provide incentives for such persons to exert maximum efforts for the success of St. Bernard and its subsidiaries.

The 2006 Recruitment Plan provides for the grant of stock options, restricted stock awards, stock appreciation rights, phantom stock awards and other stock awards (collectively, the “Stock Awards”). Generally, new employees of St. Bernard who are hired as regular employees and perform regular employment services for St. Bernard or its subsidiaries will be eligible for Stock Awards.

The 2006 Recruitment Plan will be administered by the Board or an authorized committee of the Board. Subject to the terms of the 2006 Recruitment Plan, the Board determines recipients, dates of grant, the numbers and types of Stock Awards to be granted, and the terms and conditions of the Stock Awards, including the period of their exercisability and vesting. The foregoing description of the 2006 Recruitment Plan is qualified in its entirety by reference to the full text of the 2006 Recruitment Plan, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	St. Bernard Software Inc, 2006 Employee Stock Purchase Plan and Form of Offering Document thereunder

10.2	St. Bernard Software Inc. 2006 Recruitment Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ST. BERNARD SOFTWARE, INC.

Dated: December 22nd, 2006	By:	/s/ Alfred Riedler
Alfred Riedler
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	St. Bernard Software Inc, 2006 Employee Stock Purchase Plan and Form of Offering Document thereunder

10.2	St. Bernard Software Inc. 2006 Recruitment Equity Incentive Plan